                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.142-12

                                    THE TIMES MIRROR COMPANY
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                    THE TIMES MIRROR COMPANY
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    TIMES MIRROR

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                            NOTICE OF ANNUAL MEETING

    As a shareholder, you are invited to be represented in person or by proxy at the Annual Meeting of Shareholders of The Times Mirror Company to be held in the Harry Chandler Auditorium, Times Mirror Square, First and Spring Streets in Los Angeles, California on Tuesday, May 3, 1994 at 9:30 a.m., Pacific Daylight Time, for the following purposes:

    1.   To  elect five  persons  to  Class II  of  the Board  of  Directors  in
       accordance   with  Article  VIII,   Section  1  of   the  Certificate  of
       Incorporation.

    2. To consider and act upon a proposal to approve the Non-Employee Director Stock Option Plan.

    3. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Ernst & Young as independent auditors for the Company and its subsidiaries for the year ending December 31, 1994.

    4.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 7, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

    It is important that your shares are represented at the meeting whether or not you plan to attend in person. Accordingly, you are requested to mark, sign, date and return the enclosed proxy as promptly as possible. A return envelope is provided for your convenience.

                                             By Order of the Board of Directors,

                                                                O. Jean Williams
                                                                       Secretary
March 21, 1994

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                    ---------
Notice of Annual Meeting..........................................    Cover
Proxy Statement...................................................      1
Election of Directors.............................................      1
Ownership of Common Stock.........................................      9
Compensation of Directors.........................................     12
Committees of the Board of Directors..............................     13
Approval of Non-Employee Director Stock Option Plan...............     14
Appointment of Independent Auditors...............................     17
Other Matters.....................................................     17
Executive Compensation............................................     18
Report of the Executive Personnel and Compensation Committee on
  Executive Compensation..........................................     23
Stock Price Performance Graph.....................................     27
Retirement Plans..................................................     28
Termination Arrangements..........................................     30
Revocation of Proxies.............................................     31
1995 Annual Meeting...............................................     31
General...........................................................     32
Appendix A........................................................     A-1

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          OF THE TIMES MIRROR COMPANY
                                  MAY 3, 1994

    This Proxy Statement is furnished in connection with the solicitation by the directors of The Times Mirror Company (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held on Tuesday, May 3, 1994 or at any adjournment thereof (the "1994 Annual Meeting"), as set forth in the accompanying notice. This Proxy Statement and the accompanying Proxy Cards are being mailed to shareholders on or about March 21, 1994. A shareholder giving a proxy may revoke it at any time before it is exercised (see Revocation of Proxies on page 31). Any proxy which is not revoked will be voted at the meeting in accordance with the shareholder's instructions. Unless otherwise directed in the accompanying proxy, the proxy holders named therein will vote FOR the election of Class II of the Board of Directors; FOR approval of the Non-Employee Director Stock Option Plan; and FOR the proposal to ratify the appointment of Ernst & Young as independent auditors for the year ending December 31, 1994.

    On March 7, 1994, the record date for determination of shareholders entitled to notice of and to vote at the meeting, 96,347,045 shares of Series A Common Stock (the "Series A Stock") and 32,255,703 shares of Series C Common Stock (the "Series C Stock") were outstanding. Each share of Series A Stock has one vote and each share of Series C Stock has ten votes on all matters. Shareholders have the right to elect directors by cumulative voting with each share entitled to a number of votes equal to the votes to which the share is entitled times the number of directors to be elected, which votes may be cast for one candidate or distributed among any two or more candidates.

    An affirmative vote of a majority of the shares present and voting at the meeting is required for approval of all items being submitted to the shareholders for their consideration. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. Each is tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The annual report of the Company for the year ended December 31, 1993 is being mailed to shareholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

    One of the purposes of the 1994 Annual Meeting is the election of five persons to Class II of the Board of Directors in accordance with Article VIII,
Section 1 of the Certificate of Incorporation. Unless instructed to the contrary, the persons named in the accompanying proxy will vote the shares for the election of the nominees named herein to Class II of the Board of Directors as described below. Although it is not contemplated that any nominee will decline or be unable to serve, the shares will be voted by the proxy holders in their discretion for another person if such a contingency should arise. The term of each person elected as a director will continue until the director's term has expired and until his or her successor is elected and qualified.

                            THE TIMES MIRROR COMPANY
               TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053

    All nominees are currently serving as directors in Class II and all were recommended by the Nominating Committee for election at the 1994 Annual Meeting. The name, age and principal business or occupation of each nominee and each of the other directors who will continue in office after the 1994 Annual Meeting, the year in which each first became a director of the Company, committee memberships and other information are shown below in the brief description beside the photograph of each of the nominees and continuing directors. Ownership of equity securities of the Company at March 7, 1994 is indicated in the section headed "Ownership of Common Stock" beginning on page 9, below.

                             NOMINEES FOR DIRECTORS

    At the 1994 Annual Meeting, the term of incumbent directors in Class II will expire and, except as noted otherwise, all Class II directors will stand for reelection in accordance with Article VIII, Section 1 of the Company's Certificate of Incorporation. Eli S. Jacobs, a Class II director, will be retiring from service on the Board. The directors elected to Class II at the 1994 Annual Meeting shall serve for a three-year term ending at the annual meeting to be held in 1997. The current term of directors in Class III will continue until the annual meeting to be held in 1995 and the current term of directors in Class I will continue until the annual meeting in 1996 and, in each case, until their respective successors are elected and qualified. Accordingly, each of the following persons is nominated for election to CLASS II of the Board of Directors (to serve three-year terms ending at the 1997 Annual Meeting and until their respective successors are elected and qualified):
[PHOTO 1]
                         JOHN E. BRYSON, 50, is Chairman of the Board and Chief Executive Officer of SCEcorp and its principal subsidiary, Southern California Edison Company. He was elected to his current positions in October 1990 after serving five years as Executive Vice President and Chief Financial Officer of Southern California Edison Company. Mr. Bryson has been a director of the Company since 1991 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Audit Committee. He holds a Bachelor of Arts degree from Stanford University and a J.D. degree from Yale Law School. Mr. Bryson is also a director of SCEcorp, Southern California Edison Company and First Interstate Bancorp.
[PHOTO 2]
                         BRUCE CHANDLER, 57, has been a private investor since 1989. From 1968 to 1989, he practiced law in the State of California. He has been a director of the Company since 1975 and is a member of the Finance Committee. Mr. Chandler is a graduate of the University of Southern California and holds a J.D. degree from the University of San Diego School of Law. He is also a trustee of the Chandler Trusts and a director of Chandis Securities Company. (A)

                             NOMINEES FOR DIRECTORS

[PHOTO 3]
                         DR. ALFRED E. OSBORNE, JR., 49, is Director of the Entrepreneurial Studies Center and Associate Professor of Business Economics at the Anderson School at UCLA. He has been with UCLA since 1972. From August 1977 to July 1979, Dr. Osborne served as a Brookings Institution Economic Policy Fellow at the Securities and Exchange Commission. He has been a director of the Company since 1980 and is Chairman of the Audit Committee and a member of the Executive Personnel and Compensation Committee and the Nominating Committee. Dr. Osborne holds a bachelor's degree in electrical engineering, a master's degree in economics, a master of business administration in finance and a doctorate in business-economics, all from Stanford University. He is also a director of First Interstate Bank of California, Nordstrom, Inc., ReadiCare, Inc., Seda Specialty Packaging Corporation and United States Filter Corporation. He is an independent general partner of Technology Funding Venture Partners V, a 1940 Investment Company Act company.

[PHOTO 4]
                         WILLIAM STINEHART, JR., 50, is a partner in the law firm of Gibson, Dunn & Crutcher where he has practiced law since 1969. Gibson, Dunn & Crutcher has provided legal services to the Company and its subsidiaries for many years and is expected to do so in the future. Mr. Stinehart has been a director of the Company since 1991 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Finance Committee. He holds a Bachelor of Arts degree from Stanford University and a J.D. degree from UCLA Law School, and is a member of the Board of Trustees of the Harvey and Mildred Mudd Foundation. He is also a director of Chandis Securities.

[PHOTO 5]
                         DR. EDWARD ZAPANTA, 55, is a practicing physician providing neurosurgical care in the Los Angeles area. He has been in private practice since 1970. Dr. Zapanta has been a director of the Company since 1988 and is Chairman of the Nominating Committee and a member of the Finance Committee. Dr. Zapanta attended the University of California at Los Angeles, received his medical doctor's degree from the University of Southern California School of Medicine, and currently serves as a trustee of the University of Southern California. Dr. Zapanta is also Senior Medical Director of HealthCare Partners and a director of Southern California Edison Company.

                              CONTINUING DIRECTORS

    CLASS III (currently serving until the 1995 Annual Meeting and until their respective successors are elected and qualified):
[PHOTO 6]
                         OTIS CHANDLER, 66, is owner of the Vintage Museum of Transportation and Wildlife located in Oxnard, California. He has been a director of the Company since 1962. He served as Chairman of the Executive Committee of the Board of Directors of the Company from January 1, 1986 through December 31, 1991. Mr. Chandler also served as Chairman of the Board and Editor-in-Chief of the Company from 1981 through 1985 and as Vice Chairman of the Board from 1968 through 1980. He was Publisher of the LOS ANGELES TIMES from 1960 through 1980. Mr. Chandler is a member of the Nominating Committee. He is a graduate of Stanford University. Mr. Chandler is also a trustee of the Chandler Trusts and a director of Chandis Securities Company. (A)
[PHOTO 7]
                         ROBERT F. ERBURU, 63, is Chairman of the Board, President and Chief Executive Officer of the Company. A director of the Company since 1968, Mr. Erburu served as President of the Company from 1974 through 1986 and reassumed that position on January 1, 1994. He has been Chief Executive Officer of the Company since 1981 and Chairman of the Board since 1986. He is a member of the Executive Committee and the Nominating Committee and is Chairman of the Retirement Plan Committee. Mr. Erburu graduated from the University of Southern California with a B.A. degree in Journalism and holds a J.D. degree from Harvard Law School. He is also a director of Tejon Ranch Company. Mr. Erburu is chairman of the Board of Trustees of The Huntington Library, Art Collections and Botanical Gardens and of the J. Paul Getty Trust, as well as a trustee of The Ahmanson Foundation, and several other charitable foundations. He is a director of the Council on Foreign Relations and the Tomas Rivera Center and is a Fellow of the American Academy of Arts and Sciences. In addition, he is a member of the Business Council, the Business Roundtable and the California Business Roundtable.

                              CONTINUING DIRECTORS
[PHOTO 8]
                         CLAYTON W. FRYE, JR., 63, is the Senior Associate of Laurance S. Rockefeller. He has served in that capacity since 1973 and is responsible for overseeing and directing Mr. Rockefeller's business, real estate and investment interests, among other things. Mr. Frye has been a director of the Company since 1988 and is Chairman of the Executive Personnel and Compensation Committee and a member of the Executive Committee, the Audit Committee and the Finance Committee. Mr. Frye is a graduate of Stanford University, where he received both an A.B. and an M.B.A. degree. He is also a director of Tejon Ranch Company and several privately-held companies.
[PHOTO 9]
                         DAVID LAVENTHOL, 60, is Editor-at-Large of The Times Mirror Company. He was President of the Company from January 1, 1987 to December 31, 1993 and Publisher and Chief Executive Officer of the LOS ANGELES TIMES from August 31, 1989 to December 31, 1993. He has been a director since 1987 and is a member of the Retirement Plan Committee. He served as a Senior Vice President of the Company in 1986 and as a Vice President from 1981 through 1985. Mr. Laventhol also served as Publisher and Chief Executive Officer of Newsday, Inc. from 1978 until 1986, having been an officer of that subsidiary of the Company since 1971. He graduated from Yale University and holds a master of arts degree from the University of Minnesota. Mr. Laventhol is a director of the United Negro College Fund, Chairman of the Board of Trustees of the Museum of Contemporary Art and Chairman of the Board of the International Press Institute.
[PHOTO 10]
                         HAROLD M. WILLIAMS, 66, is President and Chief Executive Officer of the J. Paul Getty Trust in Los Angeles, a charitable trust devoted to the arts and humanities. Among its activities, the Trust operates the Getty Museum, an internationally renowned collection of fine arts, in Malibu, California. Before assuming his present position in 1981, Mr. Williams served approximately four years as Chairman of the Securities and Exchange Commission in Washington, D.C. Mr. Williams has been a director since 1983 and is a member of the Executive Committee, the Audit Committee and the Finance Committee. He is a graduate of the University of California at Los Angeles and holds a J.D. degree from Harvard Law School. Mr. Williams is also a director of American Medical International, Inc., Broad, Inc. and R.H. Macy & Co., Inc.

                              CONTINUING DIRECTORS

    CLASS I (currently serving until the 1996 Annual Meeting and until their respective successors are elected and qualified):
[PHOTO 11]
                         GWENDOLYN GARLAND BABCOCK, 59, has been a private investor for more than five years. She has been a director of the Company since 1976 and is a member of the Finance Committee. Mrs. Babcock is a graduate of Bryn Mawr College. She is a member of the board of overseers of The Huntington Library, Art Gallery and Botanical Gardens. Mrs. Babcock is also a trustee of the Chandler Trusts and a director of Chandis Securities Company. (A)

[PHOTO 12]
                         DONALD R. BEALL, 55, is Chairman of the Board and Chief Executive Officer of Rockwell International Corporation. Prior to assuming his present position in February 1988, Mr. Beall served as President and Chief Operating Officer of Rockwell Corporation for ten years. He has been a director of the Company since 1990 and is a member of the Executive Committee, the Executive Personnel and Compensation Committee and the Nominating Committee. Mr. Beall received a bachelor of science degree from San Jose State University and a master of business administration degree from the University of Pittsburgh. He is also a director of Rockwell International Corporation, Amoco Corporation and Procter & Gamble Co.

                              CONTINUING DIRECTORS
[PHOTO 13]
                         JOAN A. PAYDEN, 62, is a founder, president and chief executive officer of Payden & Rygel, an investment management firm registered under the 1940 Investment Company Act which manages domestic and global fixed-income portfolios. She has held those positions since the formation of the firm in 1983. Prior thereto, Ms. Payden was the managing partner of the west coast operation of Scudder, Stevens & Clark. A director of the Company since 1993, Ms. Payden is a member of the Audit Committee and the Finance Committee. Ms. Payden has a B.A. in Mathematics and Physics from Trinity College in Washington, D.C. and completed graduate study at Columbia University as well as the Advanced Management Program at Harvard Business School. She is a chartered financial analyst and is a member of the Executive Committee of the Los Angeles Chamber of Commerce as well as a trustee of the Pacific Asia Museum and Loyola Marymount University. She is also a member of the Board of Visitors of the Anderson Graduate School of Management at UCLA.
[PHOTO 14]
                         WARREN B. WILLIAMSON, 65, is Chairman and Chief Executive Officer of Chandis Securities Company and Chairman of the Board of Trustees of the Chandler Trusts. In 1989, Mr. Williamson retired from Crowell, Weedon and Co., a stock brokerage firm with which he had been associated since 1970. He has been a director of the Company since 1977, and is Chairman of the Executive Committee, Chairman of the Finance Committee and a member of the Executive Personnel and Compensation Committee. Mr. Williamson is a graduate of Claremont Men's College. He is also a director of Chandis Securities Company and Hollywood Park, Inc. In addition, Mr. Williamson is Chairman of the Trustees of the Art Center College of Design. (A)

                                     NOTES

(A) Four of the Company's present directors (Gwendolyn Garland Babcock, Bruce Chandler, Otis Chandler and Warren B. Williamson) are cousins and are among the seven trustees of two trusts known as the "Chandler Trusts." The other three trustees are Camilla Chandler Frost, Douglas Goodan and Judy C. Webb. Camilla Chandler Frost is the sister of Otis Chandler and a cousin of the other directors named above. Douglas Goodan and Judy C. Webb are also cousins of the directors named above. The trustees and other relatives are the beneficiaries of the Chandler Trusts. On March 7, 1994, the Chandler Trusts owned in the aggregate 10,087,114 shares of Series A Stock and 11,100,814 shares of Series C Stock. Chandis Securities Company, a corporation, owns 8,581,432 shares of Series A Stock and 9,656,432 shares of Series C Stock. Substantially all of the outstanding stock of Chandis Securities Company is owned by one of the Chandler Trusts. In addition to their interests in shares held by the Chandler Trusts, Mrs. Babcock, her husband and children hold an aggregate of 9,969 shares of Series A Stock and 21,449 shares of Series C Stock, and Otis Chandler (individually and as trustee), his wife and children hold an aggregate of 69,579 shares of Series A Stock and 95,767 shares of Series C Stock. On March 7, 1994, this general family group owned directly or indirectly an aggregate of 18,970,475 shares of Series A Stock and 21,074,003 shares of Series C Stock (including shares owned by the Chandler Trusts and Chandis Securities Company), constituting 19.69% of the shares of Series A Stock and 65.33% of the Series C Stock outstanding on that date, representing 54.84% of the voting interests of all outstanding shares of Common Stock.

(B) The persons named above and the general family group of which they are members may be deemed to be "parents" of the Company within the meaning of the Securities Act of 1933, as amended. Except as identified on pages 9 through 12, no other person was known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company on March 7, 1994. On that date, as indicated below, all officers and directors owned beneficially, directly or indirectly, an aggregate of 25,239,540 shares (26.20%) of the Series A Stock and 25,248,435 shares (78.28%) of the Series C Stock, representing 66.30% of the voting interests of all outstanding shares of Common Stock. This includes shares owned by members of the general family group referred to above, the families of other officers and directors and shares owned by the Chandler Trusts, Chandis Securities Company and Pfaffinger Foundation (a non-profit corporation of which Robert F. Erburu is a trustee) and various benefit plans for employees of the Company and its subsidiaries.

                           OWNERSHIP OF COMMON STOCK

    With the exception of The Times Mirror Employee Stock Ownership Trust which holds 7.44% of the outstanding shares of Series C Stock (see page 11), the following persons are the only persons known to the Company to be "beneficial owners" (as that term is defined in the rules of the Securities and Exchange Commission) of more than 5% of any class of the Company's voting securities outstanding at March 7, 1994.

                                         SERIES A                  SERIES C
         NAME AND ADDRESS OF              COMMON     PERCENT OF     COMMON     PERCENT OF
           BENEFICIAL OWNER                STOCK       SERIES        STOCK       SERIES
- --------------------------------------  -----------  -----------  -----------  -----------
The Trustees of the Chandler Trusts      18,668,546*     19.38%    20,757,246*     64.35%
  c/o Chandis Securities Company
  350 West Colorado Boulevard,
  Suite 430
  Pasadena, CA 91105
Gwendolyn Garland Babcock                18,670,847*     19.38%    20,775,315*     64.41%
  c/o Chandis Securities Company
  350 West Colorado Boulevard,
  Suite 430
  Pasadena, CA 91105
Bruce Chandler                           18,668,546*     19.38%    20,757,246*     64.35%
  c/o Chandis Securities Company
  350 West Colorado Boulevard,
  Suite 430
  Pasadena, CA 91105
Otis Chandler                            18,726,227*     19.44%    20,820,035*     64.55%
  Times Mirror Square
  Los Angeles, CA 90053
Warren B. Williamson                     18,668,546*     19.38%    20,757,246*     64.35%
  c/o Chandis Securities Company
  350 West Colorado Boulevard,
  Suite 430
  Pasadena, CA 91105
The Capital Group, Inc.                   8,019,200**      8.22%           --         --
  333 South Hope Street
  Los Angeles, California 90071
FMR Corp.                                 6,159,935       6.39%            --         --
  82 Devonshire Street
  Boston, Massachusetts 02109

- ----------
 * Includes shares held by Chandis Securities Company and the Chandler Trusts (see Notes A and B on page 8).
**  See page 10.

    As of December 31, 1993, Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group, Inc., exercised investment discretion with respect to 1,413,200 and 6,606,000 shares of Series A Stock, respectively, or a combined total of 8.22% of the Company's outstanding shares of Series A Stock which was owned by various institutional investors.

    "Beneficial ownership" of the Company's Common Stock by nominees for election as director, by the named executive officers, and by all directors and officers as a group, at March 7, 1994 is shown in the following table. For this purpose, the rules of the Securities and Exchange Commission require that every person who has or shares the power to vote or dispose of shares of stock be reported as a "beneficial owner" of all shares as to which such power exists. As a consequence, many persons may be deemed to be the "beneficial owners" of the same securities and for this reason ALL shares of Series A Stock and Series C
Stock held by the trustees of the Chandler Trusts and by Chandis Securities Company (see Note A on page 8) are included in the shares reported in the table below as "beneficially owned" by EACH director who is also a trustee of the Chandler Trusts.

                                        SERIES A COMMON STOCK                            SERIES C COMMON STOCK
                              ------------------------------------------   --------------------------------------------------
                                        ADDITIONAL                                         ADDITIONAL
                                          SHARES                                             SHARES
                              NUMBER    DEEMED TO                                           DEEMED TO
                                OF          BE                    PERCENT     NUMBER           BE                     PERCENT
                              SHARES   "BENEFICIALLY                OF       OF SHARES    "BENEFICIALLY                 OF
            NAME              OWNED(1)  OWNED"(2)       TOTAL     SERIES     OWNED(1)       OWNED"(2)       TOTAL     SERIES
- ----------------------------  -------  ------------   ----------  ------   -------------  -------------   ----------  -------
Gwendolyn Garland Babcock        289     18,670,558(3) 18,670,847  19.38%     17,429      20,757,886(3)   20,775,315   64.41 %
Donald R. Beall                1,000        --             1,000    *           --            --              --        --
John E. Bryson                  --          --            --        --          --            --              --        --
Bruce Chandler                  --       18,668,546(3) 18,668,546  19.38%       --        20,757,246(3)   20,757,246   64.35 %
Otis Chandler                     42     18,726,185(3) 18,726,227  19.44%         42      20,819,993(3)   20,820,035   64.55 %
Robert F. Erburu              156,771     3,036,723(4)  3,193,494   3.31%    119,463       1,851,308(4)    1,970,771    6.11 %
Clayton W. Frye, Jr.           4,770        --             4,770    *            270          --                 270     *
Curtis A. Hessler             17,153        --            17,153    *            140          --                 140     *
Eli S. Jacobs                    200        --               200    *            200          --                 200     *
David Laventhol               58,035      2,780,499(5)  2,838,534   2.95%     24,272       1,267,018(5)    1,291,290    4.00 %
Dr. Alfred E. Osborne, Jr.       700        --               700    *            550          --                 550     *
Joan A. Payden                 1,000        --             1,000    *           --            --              --        --
Richard T. Schlosberg, III    18,296        --            18,296    *            850          --                 850     *
William Stinehart, Jr.           500        --               500    *           --            --              --        --
Larry W. Wangberg             20,440        --            20,440    *          3,826          --               3,826     *
Harold M. Williams               200        --               200    *            200          --                 200     *
Warren B. Williamson            --       18,668,546(3) 18,668,546  19.38%       --        20,757,246(3)   20,757,246   64.35 %
Dr. Edward Zapanta             1,050        --             1,050    *           --            --              --        --
All directors and officers
 as a group (34 persons,
 including those named
 above)(6)                    359,133    24,880,407   25,239,540   26.20%    191,179      25,057,256      25,248,435   78.28 %

- ------------
 *  Less than 1%.                            (NOTES CONTINUED ON FOLLOWING PAGE)

(1) Includes shares purchased on or before December 31, 1993 by the Trustee under the Times Mirror Savings Plus Plan and held by the Trustee for the accounts of participating officers at that date, and shares allocated to the accounts of participating officers as of December 31, 1993 under the Times
    Mirror Employee Stock Ownership Plan referred to on page 29 hereof.
(2) Beneficial ownership of shares listed in these columns is disclaimed by the directors.
(3) See Note A on page 8.
(4) Includes shares owned by Pfaffinger Foundation, The Times Mirror Stock Trust and the Times Mirror Savings Plus Plan Trust. Mr. Erburu disclaims beneficial ownership of these shares.
(5) Includes  shares owned by The Times Mirror  Stock Trust and the Times Mirror
    Savings Plus Plan Trust. Mr. Laventhol disclaims beneficial ownership of these shares.
(6) Includes  shares held  by The Times  Mirror Employee  Stock Ownership Trust,
    Pfaffinger Foundation, The  Times Mirror  Stock Trust and  the Times  Mirror
    Savings Plus Plan Trust, as well as shares owned by the Chandler family.

EMPLOYEE BENEFIT PLANS

    Three trusts maintained by the Company hold shares of Times Mirror Common Stock for various qualified retirement plans for employees of the Company and its subsidiaries. These trusts and their holdings of Times Mirror Common Stock as of March 7, 1994 are as follows:

                                                       SERIES A COMMON STOCK       SERIES C COMMON STOCK
                                                     --------------------------  --------------------------
                                                     NUMBER OF     PERCENT OF    NUMBER OF     PERCENT OF
                                                       SHARES        SERIES        SHARES        SERIES
                   NAME OF TRUST                        HELD      OUTSTANDING       HELD      OUTSTANDING
- ---------------------------------------------------  ----------  --------------  ----------  --------------
The Times Mirror Stock Trust(1)....................      --            --           901,582        2.80%
The Times Mirror Employee Stock Ownership Trust
 (the "ESOP Trust")(2).............................   3,146,937        3.27%      2,400,175        7.44%
Times Mirror Savings Plus Plan Trust(3)............   2,781,728        2.89%        365,915        1.13%

- ----------
(1) This trust holds Common Stock on behalf of The Times Mirror Pension Plan and various retirement plans for employees of the Company's subsidiaries. All decisions as to the voting and disposition of such Common Stock are under the authority and responsibility of the trust's two trustees, Robert F.
    Erburu and David Laventhol.              (NOTES CONTINUED ON FOLLOWING PAGE)

(2) Shares  of Times Mirror Common Stock  allocated to participants' accounts in the Times Mirror Employee Stock Ownership Plan are voted by the participants
    themselves  on  matters  presented   at  meetings  of  shareholders,   while
    unallocated  shares will  be voted by  the three trustees:  James F. Guthrie
    (Vice President  and  Chief  Financial  Officer),  James  R.  Simpson  (Vice
    President,  Human Resources) and Thomas Unterman (Vice President and General
    Counsel). The  three  trustees have  authority  and responsibility  for  the disposition of both allocated and unallocated shares of Common Stock.
(3) Shares  of Times Mirror Common  Stock held in the  Times Mirror Savings Plus
    Plan accounts or  allocated to participants'  Payroll-Based Stock  Ownership
    Plan ("PAYSOP") accounts are voted by the participants themselves on matters presented at meetings of shareholders.

                           COMPENSATION OF DIRECTORS

    The Board of Directors is presently comprised of fifteen directors, two of whom are salaried employees of the Company. Five directors in Class II will be elected at the Annual Meeting of Shareholders on May 3, 1994. Directors who are not employees of the Company receive an annual retainer of $25,000 and a fee of $800 for attendance at each meeting of the Board of Directors and for attendance at each meeting of a committee of the Board of which they are members, except that the Chairmen of all of the Committees except the Retirement Plan Committee each receive an additional annual retainer of $3,000. Directors' retainers and fees otherwise payable to directors who are not employees of the Company or a subsidiary may be deferred under a plan adopted in 1982. Amounts deferred are held by the Company until termination of service as a director and thereafter are to be paid out in annual installments. Each year additional amounts equal to interest, at the lower of the average yield to maturity during the year on United States Treasury debt or the maximum rate permitted by applicable provisions of the Constitution of the State of California, will be added to amounts deferred under this program. For each director who is not an employee, the Company provides $150,000 life insurance coverage and $100,000 travel accident insurance while traveling on Company business. Salaried employees receive no additional compensation or benefits for their services as directors.

    A director with at least five years of service is entitled to a retirement benefit payable for the number of years of service as an outside director. The amount of the annual benefit upon commencement of retirement is equal to the sum of the annual retainer in effect at the time of termination plus attendance fees for Board meetings and service on committees paid or payable for the calendar year preceding termination. In order to receive a benefit, a director must be a member of the Board in good standing at the time of his or her retirement and be available while receiving benefits for consultation upon request.

                      COMMITTEES OF THE BOARD OF DIRECTORS

    The standing committees of the Board are an Executive Committee, an Audit Committee, an Executive Personnel and Compensation Committee, a Finance Committee, a Nominating Committee and a Retirement Plan Committee. The functions of each of these six committees are described and the members of each are listed below.

    The Executive Committee has and may exercise substantially all authority of the Board of Directors with specific exceptions provided by law and the Company's bylaws. The members of the Executive Committee are Warren B. Williamson (Chairman), Donald R. Beall, John E. Bryson, Robert F. Erburu, Clayton W. Frye, Jr., William Stinehart, Jr. and Harold M. Williams. The Executive Committee met three times in 1993.

    Each year, the Audit Committee reviews the Company's audit plan, the scope of activities of the independent auditors and of internal auditors, the results of the audit after completion, and the fees for services performed during the year, and recommends to the Board of Directors the firm to be appointed as independent auditors. During a portion of each meeting this Committee meets with representatives of the independent auditors without any officers or employees of the Company present. The members of the Audit Committee are Dr. Alfred E. Osborne, Jr. (Chairman), John E. Bryson, Clayton W. Frye, Jr., Joan A. Payden and Harold M. Williams, none of whom is either an officer or employee of the Company. The Audit Committee met three times in 1993.

    The Executive Personnel and Compensation Committee administers the Company's Key Employee Long-Term Incentive Plan, Executive Stock Option and Restricted Stock Plans, determines the compensation of key officers of the Company, authorizes and approves bonus-incentive compensation programs for executive personnel of the Company and considers and discusses other matters relating to key executive personnel, including management succession and promotions. Clayton
W. Frye, Jr. (Chairman), Donald R. Beall, John E. Bryson, Dr. Alfred E. Osborne, Jr., William Stinehart, Jr. and Warren B. Williamson, none of whom is either an officer or employee of the Company, are the members of the Executive Personnel and Compensation Committee. The Executive Personnel and Compensation Committee met four times in 1993.

    The Finance Committee studies and makes recommendations to the Board of Directors regarding the investment of assets of the Company's pension and profit sharing plans. Warren B. Williamson (Chairman), Gwendolyn Garland Babcock, Bruce Chandler, Clayton W. Frye, Jr., Joan A. Payden, William Stinehart, Jr., Harold
M. Williams and Dr. Edward Zapanta are the members of the Finance Committee, which met twice in 1993.

    The Nominating Committee considers and recommends to the Board nominees for possible election to the Board of Directors and considers other matters pertaining to the size and composition of the Board of Directors and its Committees. The members of the Nominating Committee are Dr. Edward Zapanta (Chairman), Donald R. Beall, Otis Chandler, Robert F. Erburu and Dr. Alfred

E. Osborne, Jr. The Nominating Committee met once in 1993. The Nominating Committee recommended the renomination of all incumbent directors in Class II for election at the 1994 Annual Meeting except Eli S. Jacobs who will be retiring from service on the Board. The Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders if such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the persons recommended. Such recommendations must be submitted in writing to the Secretary of the Company no later than the December 31 preceding the annual meeting of shareholders at which directors are to be elected.

    The Retirement Plan Committee is responsible for review, evaluation and oversight of pension, profit-sharing and other retirement-oriented programs of the Company and its subsidiaries and the performance of these programs in relation to their purposes. Robert F. Erburu (Chairman) and David Laventhol are the members of the Retirement Plan Committee. The Retirement Plan Committee met three times in 1993.

    In 1993, there were seven meetings of the Board of Directors. During the year, each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and Committees on which he or she sits.

              APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    On March 3, 1994, the Board of Directors adopted, subject to the approval of the shareholders of the Company, the Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"). As discussed under "Compensation of
Directors" on page 12 of this Proxy Statement, non-employee directors of the Company currently receive cash compensation as an annual retainer and as committee and meeting fees. The Company believes it is important that the interests of its directors be aligned with those of its shareholders and, consequently, adopted the Director Stock Option Plan as a means of further strengthening that link.

    The following summary of the main features of the Director Stock Option Plan is qualified in its entirety by the complete text of the Director Stock Option Plan which is set out as Appendix A to this Proxy Statement. Capitalized terms used in the following summary but not defined therein shall have the meanings contained in the Director Stock Option Plan.

    PURPOSE. The purpose of the Director Stock Option Plan is to provide for the receipt by non-employee directors of the Company of all or a portion of their directors fees in the form of stock options in order to further align their interests with those of the shareholders by increasing their proprietary interests in the Company. All directors who are not employees of the Company or its subsidiaries may participate in the Director Stock Option Plan. There are currently thirteen non-employee directors.

    ELECTION OF STOCK OPTIONS. In order to receive stock options, the non-employee director must deliver to the Company an election form on which he/she designates the type and percent of fees to be received in the form of stock options (the "Election Percent"). The election is irrevocable unless modified or revoked by submitting a Change of Election form.

    OPTION FORMULA. The number of shares underlying stock options granted to any non-employee director who has elected to receive stock options in lieu of fees shall be equal to the whole number (with any fractional interests rounded up to the next highest whole number) determined by dividing the total amount of the annual retainer, committee fees, and/or meeting fees for which the election is made by the number resulting from the application of the Black-Scholes option pricing model to an option for one share of Series A common stock as determined on the Initial Grant Date or Grant Date, as applicable. In applying the Black-Scholes option pricing model the following variables will apply: the risk-free rate of return will be the long-term Treasury bill rate in effect on the Grant Date or Initial Grant Date; the assumed dividend rate will be that in effect on the Grant Date or Initial Grant Date; the volatility will be determined on the basis of the Series A common stock's volatility over the four calendar quarters preceding the Grant Date or the Initial Grant Date; and any other variables that may be established by the Committee.

    APPLICATION OF FORMULA TO FEES. On the Initial Grant Date, the amount of fees to be received in the form of stock options shall be the Election Percent multiplied by the amount of such fees payable for the period from the Effective Date to the Initial Grant Date. On each Grant Date after the Initial Grant Date, the amount of fees to be received in the form of stock options will be the Election Percent multiplied by the amount of such fees payable for the period through such Grant Date since the Initial Grant Date or the previous Grant Date, as applicable.

    OPTION PRICE AND TERM. Only nonqualified stock options may be granted under the Director Stock Option Plan. The price per share of the shares subject to each option shall be not less than 100% of the Fair Market Value of such stock on the date the stock option is granted. Stock options granted will be fully exercisable as of the date granted and will expire on the tenth anniversary of the date of grant.

    CESSATION OF SERVICE. Upon cessation of service as a non-employee director any and all stock options owed to the non-employee director, but which have not been granted as of the date of cessation of service, for services rendered by the non-employee director since the Initial Grant Date or Grant Date immediately preceding the date of cessation of service, will be promptly granted and will remain exercisable until the expiration of the term of the option. In addition, all stock options held by the non-employee director as of the date of cessation of service may be exercised by the non-employee director until the expiration of the option term.

    ADMINISTRATION AND AMENDMENT. The Director Stock Option Plan will be administered by the Committee. It may be terminated, suspended or amended as the Committee deems advisable as long as such does not revoke or alter in any manner adverse to any non-employee director any outstanding stock options and provided, further, that no amendment may be made without shareholder approval if the effect of such amendment will be to cause the Director Stock Option Plan to fail to comply with Rule 16b-3 of the Securities Exchange Act. The Director Stock Option Plan will expire on the tenth anniversary of its effective date, which is the date on which shareholder approval is obtained.

    NONTRANSFERABILITY. No stock option may be transferred, assigned, pledged or hypothecated in any way except pursuant to a will or the laws of descent and distribution or pursuant to a valid qualified domestic relations order. During the non-employee director's lifetime, a stock option may be exercised only by the non-employee director or his/her legal guardian or representative.

    GENERAL. A total of 200,000 shares of Times Mirror Series A common stock are reserved for issuance under the Director Stock Option Plan. The Company may adjust the number and kind of stock options as appropriate in the event of a reorganization, stock split, merger or other such change in capitalization.

    TAX TREATMENT. The following is a brief description of the federal income tax treatment that will generally apply to awards made under the Director Stock Option Plan based on federal income tax laws in effect on the date hereof.

    The grant of an option under the Director Stock Option Plan is generally not a taxable event for the optionee and is not a taxable event for the Company. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and the Company will be entitled to a deduction equal to such amount.

    If the optionee is subject to Section 16 of the Securities Exchange Act, special rules will apply if the option is exercised during the period of time (the "Section 16(b) Period") within six months of the date it is issued. In such case, the optionee will not recognize ordinary income and the Company will not be entitled to a deduction until the expiration of the Section 16(b) Period. Upon such expiration, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. Such an optionee may elect under Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date of exercise, in which case the Company would be entitled to a deduction at that time equal to the amount of the ordinary income recognized.

    Due to the elective nature of the Director Stock Option Plan, the number of stock options that would have been received by any one or more non-employee directors in the last fiscal year or will be received by such in the future is not determinable.

    The affirmative vote of the holders of at least a majority of the voting interests of the outstanding shares of Times Mirror Common Stock represented and entitled to vote at the meeting is required for approval of the Non-Employee Director Stock Option Plan.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS ADOPTED THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN AND RECOMMENDS A VOTE FOR ITS APPROVAL.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, on the recommendation of its Audit Committee (consisting of directors who are neither officers nor employees of the Company--see page 13), has appointed Ernst & Young as independent auditors for the Company and its subsidiaries for 1994, subject to ratification by the shareholders.

    Ernst & Young has served as independent auditors for the Company since 1936. One or more members of the firm will attend the Annual Meeting. Ernst & Young has indicated that it does not presently intend to make a statement at the Annual Meeting, but a member of the firm will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

                                 OTHER MATTERS

    There was a failure to file on a timely basis, during fiscal year 1993, a Form 4 on behalf of each of the directors Gwendolyn Garland Babcock and John E. Bryson to report, in each instance, a one-time disposition of shares of Company stock. In both instances, their brokers disposed of shares of Company stock beneficially owned by each without timely advising the directors.

    Management does not know of any matter to be acted upon at the meeting other than the matters described above. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The following table sets forth information with respect to the compensation of the chief executive officer and each of the other four most highly compensated executive officers of the Company for services in all capacities to the Company for the fiscal years ended December 31, 1991, 1992 and 1993.

                                                                            LONG TERM COMPENSATION
                                                                            ---------------------------------
                                                                                     AWARDS
                                                                            ------------------------
                                        ANNUAL COMPENSATION                              SECURITIES   PAYOUTS
                                        ---------------------------------                UNDERLYING   -------
                                                           OTHER ANNUAL     RESTRICTED      STOCK      LTIP     ALL OTHER
            NAME AND                    SALARY    BONUS    COMPENSATION        STOCK     OPTIONS(3)   PAYOUTS  COMPENSATION
       PRINCIPAL POSITION         YEAR    ($)      ($)        (1)($)          (2)($)         (#)        ($)     (1)(4)($)
- --------------------------------  ----  -------  -------  ---------------   -----------  -----------  -------  ------------
Robert F. Erburu                  1993  875,001  300,000          0                  0      100,000        0       4,497
 Chairman of the Board,                                                                      90,000
 President, and Chief             1992  875,001        0          0                  0       56,000      N/A       4,364
 Executive Officer                1991  875,001        0         --                  0            0      N/A          --
David Laventhol(5)                1993  580,000  150,000          0                  0       55,000        0       4,497
 President                        1992  580,000        0          0                  0       30,000      N/A       4,364
                                  1991  580,000        0         --                  0            0      N/A          --
Curtis A. Hessler(6)              1993  449,520  150,000     76,698(7)               0       28,000        0       4,497
 Executive Vice President                                                                    23,700
                                  1992  424,039  110,000    134,393                  0       16,500      N/A       4,364
                                  1991  318,750       --         --            592,500            0      N/A          --
Richard T. Schlosberg, III        1993  399,038  150,000          0                  0       28,000        0       4,497
 Executive Vice President                                                                    23,700
                                  1992  349,711  110,000     62,415                  0       16,500      N/A       4,364
                                  1991  334,807   50,000         --                  0            0      N/A          --
Larry W. Wangberg                 1993  339,615  200,000          0                  0       20,000   70,000       4,497
 Senior Vice President                                                                       17,400
                                  1992  319,616  190,000          0                  0       13,000      N/A       4,364
                                  1991  299,616  103,500         --                               0      N/A          --

- ------------
(1) Amounts of "Other Annual Compensation" and "All Other Compensation" are not required for the fiscal year ended December 31, 1991.
(2) As of December 31, 1993, the number and value of restricted stock award holdings were as follows: 25,000 ($834,375) by Mr. Erburu; 8,000 ($267,000) by Mr. Laventhol; 15,000 ($500,625) by Mr. Hessler; 2,250
      ($75,094) by Mr. Schlosberg; and 2,250 ($75,094) by Mr. Wangberg. Dividends are payable on restricted stock to the extent paid on the Company's Series A common stock. The Company ceased awarding restricted stock when it commenced its Long-Term Incentive Plan in 1992.
(3) In the past, the Executive Personnel and Compensation Committee has made annual long-term incentive awards and stock option awards in the month of February of the year in respect of which the awards were granted. In 1993, the Committee changed its practice and commenced making such awards in the month of November preceding the year in question. Consequently, the table above reflects two awards made in 1993. The first award, which was made in

      February in accordance with the Committee's previous practice, was in respect of 1993, and the second award, which was made in November in accordance with the Committee's new practice, was in respect of 1994. (See also footnotes (1) on pages 19 and 22.)
(4)   Amounts in this  column are  Company contributions  to individual  Savings
      Plus Plan (401(k)) accounts.
(5)   Mr.  Laventhol resigned as President of the Company effective December 31,
      1993.
(6) Mr. Hessler was elected an officer of the Company effective February 15, 1991.
(7)   Includes $51,250 in relocation assistance.

                              OPTION GRANTS TABLE

    The following table sets forth all grants of stock options in 1993 to the named executive officers of the Company under the Company's 1992 Key Employee Long-Term Incentive Plan.

                      OPTION GRANTS IN FISCAL YEAR 1993(1)

                                INDIVIDUAL GRANTS
- ---------------------------------------------------------------------------------
                              NUMBER OF
                             SECURITIES    % OF TOTAL                                GRANT
                             UNDERLYING      OPTIONS                                 DATE
                               OPTIONS     GRANTED TO    EXERCISE OR                PRESENT
                             GRANTED(2)   EMPLOYEES IN   BASE PRICE   EXPIRATION   VALUE(3)
           NAME                  (#)          1993         ($/SH)        DATE         ($)
- ---------------------------  -----------  -------------  -----------  -----------  ---------
Robert F. Erburu                100,000           4.1         32.125    02/19/03     892,000
                                 90,000           3.7         31.50     11/30/03     854,100
David Laventhol                  55,000           2.3         32.125    02/19/03     490,600
Curtis A. Hessler                28,000           1.2         32.125    02/19/03     249,760
                                 23,700           1.0         31.50     11/30/03     224,913
Richard T. Schlosberg, III       28,000           1.2         32.125    02/19/03     249,760
                                 23,700           1.0         31.50     11/30/03     224,913
Larry W. Wangberg                20,000           0.8         32.125    02/19/03     178,400
                                 17,400           0.7         31.50     11/30/03     165,126

- ----------
(1) The table above reflects two awards for 1993 as a result of the Executive Personnel and Compensation Committee's decision to change the timing of awards. (See footnote 3 on page 18.) The first grant of stock options shown above was made on February 19, 1993 and was for the three-year cycle commencing in 1993, and the second grant was made on November 30, 1993 and was for the three-year cycle commencing in 1994 (see footnote 2, below).
(2) The options have a ten-year term and first become exercisable nine years and nine months from the date of grant. Twenty-five percent of the options will become eligible for accelerated vesting following the end of an initial three-year performance cycle provided that the Company's total shareholder return over the three-year period equals or exceeds a 30th percentile ranking relative to a designated group of other major media/communications firms over the same period. In the event that the Company's relative total shareholder return performance equals or exceeds a 40th percentile ranking, fifty percent of the options will become eligible for accelerated vesting. Upon achievement of a relative total shareholder return ranking equal to or greater than the 50th percentile of the peer group, all of the options will become eligible for accelerated vesting. In the event that the Company's relative total shareholder return performance for the initial three-year performance cycle does not result in the accelerated vesting of 100% of the options, remaining unvested options will become eligible for accelerated vesting following the end of each successive fiscal year until the Company's performance for the most recent three-year cycle results in the vesting of 100% of the options, or nine years and nine months have elapsed since the date of grant.
(3) Based on the Black-Scholes option pricing model. For the February 19, 1993 grant, the model assumes (a) volatility calculated using the standard deviation of the Company's stock price during the three years prior to the grant date (0.2621); (b) a risk-free rate of return based on the weekly average of the 10-year Treasury Bill rate for the 52 weeks prior to the grant date (6.85%); and (c) the actual annual dividend yield of the Company's stock on the date of grant (3.52%). For the November 30, 1993 grant, the model assumes (a) volatility calculated using the standard deviation of the Company's stock price during the three years prior to the grant date (0.2316); (b) a risk-free rate of return based on the weekly average of the 10-year Treasury Bill rate for the 52 weeks prior to the grant date (5.93%); and (c) the actual annual dividend yield of the Company's stock on the date of grant (3.44%). For both grants, there is a vesting discount of 5% for each year of vesting restrictions. The total discount for each grant of 25% was based on assumed "cliff" vesting five years from the date of grant.

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1993 AND
                       OPTION VALUES AT DECEMBER 31, 1993

    The following tables set forth the number of securities underlying unexercised options held by the named executive officers at December 31, 1993 and the value of unexercised in-the-money options at December 31, 1993. None of the named executive officers exercised any stock options during 1993.

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING            VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                                                     DECEMBER 31, 1993(#)            AT DECEMBER 31, 1993(1)
                                                -------------------------------  -------------------------------
                     NAME                          EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
- ----------------------------------------------  -----------------  ------------  -----------------  ------------
Robert F. Erburu..............................              0          246,000               0       $  293,750
David Laventhol...............................              0           85,000               0           68,750
Curtis A. Hessler.............................              0           68,200               0           79,438
Richard T. Schlosberg, III....................              0           68,200               0           79,438
Larry W. Wangberg.............................              0           50,400               0           57,625

- ----------
(1) Represents the difference between the closing price of the Company's Series A common stock on December 31, 1993 ($33.3750) and the exercise price of the options.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

    The following table describes deferred cash incentives awarded in 1993 under the Company's Long-Term Incentive Plan to the named executive officers.

             LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL YEAR 1993(1)

                                                       ESTIMATED FUTURE PAYOUTS
                                                  ----------------------------------
                               PERFORMANCE OR
                                OTHER PERIOD
                              UNTIL MATURATION     THRESHOLD    TARGET     MAXIMUM
           NAME                 OR PAYOUT(2)          ($)         ($)        ($)
- ---------------------------  -------------------  -----------  ---------  ----------
Robert F. Erburu                          3          450,000     900,000   1,800,000
                                          3          200,000     800,000   1,600,000
David Laventhol                           3          250,000     500,000   1,000,000
Curtis A. Hessler                         3          125,000     250,000     500,000
                                          3           56,250     225,000     450,000
Richard T. Schlosberg, III                3          125,000     250,000     500,000
                                          3           56,250     225,000     450,000
Larry W. Wangberg                         3           90,000     180,000     360,000
                                          3           40,000     160,000     320,000

- ----------
(1) The table above reflects two awards for 1993 as a result of the Executive Personnel and Compensation Committee's decision to change the timing of awards. (See footnote 3 on page 18.) The first deferred cash incentive award was made on February 19, 1993 and was for the three-year cycle commencing in 1993, and the second deferred cash incentive award was made on November 30, 1993 and was for the three-year cycle commencing in 1994 (see footnote 2, below).
(2) Deferred cash incentive awards provide participants with the opportunity to earn an annual cash award based on performance over the three-year period prior to payout. Under the terms of the February 19, 1993 grant, the amount of payout is based upon the Company's total shareholder return over a three-year period as compared to a designated group of other major media/ communications firms. Under the terms of the November 30, 1993 grant, performance for earning awards is measured by a management accounting concept known as Times Mirror Value Management--Total Shareholder Return ("TMVM TSR"). For a Times Mirror business, and for Times Mirror as a whole, TMVM TSR is the discount rate that makes the ending value of the business, plus its interim net-of-reinvestment cash flows, equal to its initial value, with ending and initial value computed as a fixed multiple of the sustainable net cash flow level achieved in the measured year. TMVM TSR is affected only by actual business performance and does not reflect changes in actual stock market "multiples," or in the market cost of capital, over the period of performance. TMVM TSR goals for Company-wide performance associates target awards with a TMVM TSR equal to the median historic total shareholder return of the S&P 500. In the event that the Company's TMVM TSR over the Performance Cycle is equal to at least 8% the participant will receive the threshold amount, 12% will result in payout of the target and 20% and above will result in payout of the maximum.

    THE FOLLOWING MATERIAL IS NOT DEEMED TO BE PART OF A DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND IS NOT TO BE DEEMED TO BE INCORPORATED BY REFERENCE IN ANY DOCUMENTS FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITHOUT THE EXPRESS CONSENT OF THE PERSONS NAMED BELOW.

                       REPORT OF THE EXECUTIVE PERSONNEL
              AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    COMMITTEE CHARTER: The Board of Directors of The Times Mirror Company (the "Company") has delegated to the Executive Personnel and Compensation Committee (the "Committee") the authority to review, consider and determine the compensation of the Company's Executive Officers. This Committee was first established in 1962 and its activities have included the review and development of executive compensation programs and the award of incentive payments under those programs. The names of the Committee's members appear below. None of the members of the Committee is employed by the Company and none is employed by companies whose boards of directors include an officer of the Company.

    COMPENSATION POLICIES: The Committee's policies are designed to assist the Company in attracting, retaining and motivating qualified executives by providing competitive levels of compensation that integrate the Company's annual and long-term performance goals, reward strong corporate performance, and recognize individual initiative and achievements. Targeted levels of the executives' overall compensation are set at levels that the Committee believes, based on a regular review of survey data provided by independent, nationally recognized compensation consulting firms, is at or slightly above the median of other companies of comparable size, complexity and industry focus. The compensation survey data reviewed by the Committee includes information on pay levels for the specific companies included in the peer group used to compare the Company's total shareholder return performance in the performance graph on page 27, as well as other companies within the media/ communications industry against which the Company may compete in whole or in part for business or talent. For positions within specialized segments of the Company's business, including magazines and cable television, the Committee also reviews compensation data for companies operating principally within such segments. Importantly, the executives' compensation is weighted heavily toward programs contingent upon the Company's near-and long-term financial performance and the return provided to the Company's stockholders. The Committee also believes that stock ownership by management and stock-based performance compensation programs are beneficial in aligning the interests of management and shareholders in enhancing shareholder value.

    The Committee's policies were considered extensively in 1991 and 1992, culminating in the replacement of the Company's Restricted Stock Plan with the proposal to and adoption by shareholders of the Company's 1992 Key Employee Long-Term Incentive Plan (the "Long-Term Incentive Plan"). They were again considered in 1993 in connection with the modification of this plan. As a result of this process, the compensation of the Company's executives is balanced among (a) an annual base salary which, together with certain benefits, is set at approximately the median of the Company's peer group, subject to variation by individual executive based on the executive's performance and length of service with the Company, (b) the potential for an annual incentive award consistent with industry practice and based on the level of the Company's operating income and other financial, strategic and individual performance criteria, (c) an award under the Long-Term Incentive Plan of stock options, of which the speed of vesting is dependent upon the Company's performance in total shareholder return over a three-year period relative to a group of comparable companies, and (d) the potential for a deferred cash award under the Long-Term Incentive Plan based on Company and business unit performance measured in terms of TMVM TSR (defined above) over a three-year period.

    In establishing salary levels, annual incentive award targets and award targets under the Long-Term Incentive Plan, the Committee relies on advice and competitive survey data provided by two independent and nationally recognized compensation consulting firms: Strategic Compensation Associates and Towers, Perrin. Based on information provided to the Committee by these firms, the Committee believes that the total compensation package of the Company's executive group falls within the policy guidelines established by the Committee of providing a performance-sensitive compensation opportunity for the Company's executives at or slightly above the median of the Company's peer group. Also, consistent with the Committee's policy of emphasizing performance-based pay, the actual compensation recently earned by the Company's senior executives generally has fallen below median competitive levels due to modest annual incentive payments and the failure of the Company to achieve the minimum level of performance required under the Long-Term Incentive Plan for the performance cycle ending on December 31, 1993 to generate deferred cash payments or accelerate the vesting of stock options granted thereunder.

    In determining annual incentive award payments for 1993 performance, the Committee considered the Company's 1993 operating results, which represented meaningful improvement over the prior year despite the continued negative effect of external economic conditions on the Company's most significant operating units; the operating results of the Company's individual business units, where applicable; strategic efforts to moderate the impact of the recession on the Company's key businesses; and the performance against specific objectives applicable to individual executives.

    Except for modest payments of deferred cash awards as provided for in the Long-Term Incentive Plan to reward a limited number of business unit executives for business unit performance, no cash payments or accelerated vesting of options were provided under the Plan for the performance cycle ending on December 31, 1993.

    COMPENSATION OF ROBERT F. ERBURU, THE CHIEF EXECUTIVE OFFICER: The Committee's consideration of the compensation of the Company's Chief Executive Officer, Robert F. Erburu, was strongly influenced by the contribution Mr. Erburu has made during his career with the Company; his role as a representative of the Company in the industry, its community and in national affairs; the progress the Company is making in diversifying its operations into non-advertising-based businesses; and the Company's efforts to moderate the severe impact of the recent recession on the most significant operating units of the Company. In addition, the Committee considered the fact that Mr. Erburu voluntarily declined base salary increases and the payment of annual bonus-incentive awards in 1991, 1992 and 1993. Finally, it considered data presented by the Company's compensation consultants regarding the base salary, annual cash compensation and total compensation provided to the CEO's of the Company's industry peers. This data indicated that the recent actual total compensation provided to Mr. Erburu has been significantly below the median compensation of his industry counterparts. Based on the consideration of the above factors, the Committee determined to increase Mr. Erburu's annual base salary for 1994 to $925,000 and to award an annual bonus-incentive for the Company's 1993 fiscal year performance of $300,000. Based on the competitive data provided by the Company's compensation consultants, the increase in Mr. Erburu's annual base salary results in a salary level equal to approximately the 75th percentile of CEO salaries among the Company's peer group. Due to the Company's failure to meet the threshold performance objective established for the deferred cash award under the Long-Term Incentive Plan for the performance cycle ending on December 31, 1993, no long-term cash award was earned by Mr. Erburu for the performance cycle.

    In establishing Mr. Erburu's award targets under the 1994 executive bonus-incentive program and his stock option grant and target long-term cash award for the performance cycle beginning with the Company's 1994 fiscal year, the Committee relied extensively on the competitive compensation data provided by its compensation consultants and the Committee's opinion regarding the portion of Mr. Erburu's total compensation that should be dependent upon annual and long-term performance. Based on these considerations, the Committee granted Mr. Erburu an option to purchase 90,000 shares of Times Mirror Series A common stock and a target long-term cash opportunity of $800,000 under the Long-Term Incentive Plan. The stock options granted to Mr. Erburu will first become available for vesting following the end of the Company's 1996 fiscal year, with the amount vesting at that time dependent upon the Company's total shareholder return relative to its peer group over the 1994-through-1996 performance cycle. Payment of the deferred cash incentive award will be dependent upon the Company's achievement of specified TMVM TSR objectives over the 1994 through 1996 performance cycle.

    COMPANY POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE: The 1993 Omnibus Budget Reconciliation Act ("OBRA") became law in August 1993. Under the new law, income tax deductions for compensation paid by publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, restricted stock awards, stock option exercises, and non-qualified benefits) for certain executive officers exceeds $1 million in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be made from a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the committee must certify that the performance goals were achieved before payments can be awarded.

    The Committee intends to design the Company's compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million which qualify as "performance-based." However, the Company may pay compensation which is not deductible in limited circumstances when sound management of the Company so requires.

Clayton W. Frye, Jr.,          Alfred E. Osborne, Jr.
CHAIRMAN                       William Stinehart, Jr.
Donald R. Beall                Warren B. Williamson
John E. Bryson

                         STOCK PRICE PERFORMANCE GRAPH

    THE STOCK PRICE PERFORMANCE GRAPH DEPICTED BELOW SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

    The graph below compares the cumulative total return of Times Mirror, the S&P 500 Stock Index and the following group of peer companies: A. H. Belo Corporation, Capital Cities ABC, Inc., Dow Jones & Co., Inc., E. W. Scripps Company, Gannett, Inc., Knight-Ridder, Inc., McClatchy Newspapers, Inc., McGraw Hill, Inc., Media General, Inc., Meredith Corporation, Multimedia, Inc., New York Times Company, Tribune Company, and the Washington Post Company. Affiliated Publications, Inc., which was listed as a member of the peer companies in 1993, has merged with the New York Times Company and, consequently, is no longer listed separately.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     TIMES MIRROR, S&P 500, AND PEER GROUP
                WEIGHTED AND UNWEIGHTED BY MARKET CAPITALIZATION

        Graph filed previously with SEC under Form SE on March 21, 1994

Assumes $100 invested on December 31, 1988 in the stock of Times Mirror, the S&P 500 Index, Peer Companies (Weighted by Market Capitalization), and Peer Companies (Unweighted by Market Capitalization). Total Return assumes reinvestment of dividends.

                                RETIREMENT PLANS

    The following table illustrates the maximum annual benefits payable as a single life annuity under the basic benefit formula in the Pension Plan (see below) to an officer or employee retiring at age 65 with the specified combination of final average salary and years of credited service.

                               PENSION PLAN TABLE

                                                    YEARS OF CREDITED SERVICE AT RETIREMENT
 FINAL AVERAGE                               -----------------------------------------------------
SALARY (5 YEARS)                                15         20         25         30         35
- -------------------------------------------  ---------  ---------  ---------  ---------  ---------
  $ 300,000................................  $  78,750  $ 105,000  $ 131,250  $ 157,500  $ 183,750
    400,000................................    105,000    140,000    175,000    210,000    245,000
    500,000................................    131,250    175,000    218,750    262,500    306,250
    600,000................................    157,500    210,000    262,500    315,000    367,500
    700,000................................    183,750    245,000    306,250    367,500    428,750
    800,000................................    210,000    280,000    350,000    420,000    490,000
    900,000................................    236,250    315,000    393,750    472,500    551,250
   1,000,000...............................    262,500    350,000    437,500    525,000    612,500

    The Company maintains a retirement income plan (the "Pension Plan") which is a funded, qualified, non-contributory, defined benefit plan that covers all salaried employees, including executive officers. The Pension Plan provides benefits based on the participant's highest average salary for five consecutive years within the ten years prior to retirement and the participant's length of service. Benefit amounts will be offset by a portion of the primary Social Security benefit to be received by the participant. A survivor's annuity for the spouse of a vested participant is also provided.

    In general, compensation covered by the Pension Plan includes salary and wages, but does not include bonuses, overtime pay, or other unusual or extraordinary compensation. For the executive officers whose compensation is shown in the table on page 18 up to $235,840 in 1993 and designated as salary in that table is covered by the Pension Plan. Credited years of service under the Pension Plan as of December 31, 1993 were approximately 33 years for Mr. Erburu, 24 years for Mr. Laventhol, 3 years for Mr. Hessler, 6 years for Mr. Schlosberg and 10 years for Mr. Wangberg.

    The amounts shown in the table above have been calculated without adjustment for Social Security benefits, and thus may be subject to reduction to recognize primary Social Security benefits to be received by the participant. The amounts shown in the table above have also been calculated without reference to the maximum limitations ($115,641 in 1993) imposed by the Internal Revenue Code on benefits which may be paid, or on compensation that may be recognized, under a qualified defined benefit plan. Optional forms of payment available under the Pension Plan may result in substantially reduced payments to an employee electing such an option.

    In addition to the amounts shown in the above table, active participants employed on March 29, 1985 are eligible for a past service benefit improvement as a single sum equal to 2% of 1984 base salary times years of credited service before 1985. This amount will be increased by an amount equal to interest, currently at 7 1/2% per annum, until termination or retirement and then may be paid as a single sum or converted into an equivalent annuity commencing at retirement.

    The Company also maintains an Employee Stock Ownership Plan (the "ESOP"). Benefits provided by the ESOP are coordinated with benefits provided under the Pension Plan so that benefits payable under the ESOP will be offset against benefits otherwise payable under the Pension Plan. Officers of the Company are eligible to participate in the ESOP and, subject to applicable limitations imposed by the Internal Revenue Code and by the Employee Retirement Income Security Act of 1974, will be entitled to receive shares allocated to their accounts and other benefits provided by the ESOP. Estimated individual account balances as of December 31, 1993, including estimated allocations for 1993, included approximately 6,295 shares of Series A and Series C common stock for Mr. Erburu, 5,230 shares for Mr. Laventhol, 540 shares for Mr. Hessler, 2,285 shares for Mr. Schlosberg and 3,425 for Mr. Wangberg.

    The Company has also established a Supplemental Executive Retirement Plan (the "SERP") to provide retirement benefits for certain officers of the Company designated by the Executive Personnel and Compensation Committee (the "Compensation Committee"). Participants in the SERP will be entitled to receive benefits thereunder after reaching age 65 in addition to benefits payable under all other employee benefit plans. Of the named officers on page 18, the Compensation Committee has designated Messrs. Erburu, Laventhol, Hessler, and Schlosberg as participants in the SERP.

    Benefits payable under the SERP will be determined in substantially the same manner as under the Pension Plan except that (a) earnings shall include both base salary and awards under the bonus-incentive program, and (b) the amount payable shall be calculated without regard to the provisions of Section 415 of the Internal Revenue Code or other legal limits on benefits under a qualified pension plan. The SERP provides that each participant shall receive benefits thereunder at least equal to the difference between the amount such participant is entitled to receive under the Pension Plan and the amount he or she would have been entitled to receive without regard to the maximum limitations imposed by the Internal Revenue Code. If a married participant dies, his or her spouse will be entitled to receive a lifetime annuity equal to approximately one-half the amount the participating officer would have been entitled to receive under the SERP as of the date of the participant's death.

    The SERP is unfunded. Except for the annuity payable to a spouse after the death of a participant, no benefits are payable under the SERP, and participants have no vested rights thereunder, unless and until a participant continues in the employ of the Company until retirement on or after attaining age 65 or the Compensation Committee grants the executive vested status, except that Mr. Erburu's benefits under the SERP are now fully vested and he may elect to commence benefits under the SERP upon termination of his employment without reduction to reflect commencement prior to age 65 if he complies with the agreement described on page 31. The SERP also provides that upon a change of control, the benefits of each participant under the SERP (other than Mr. Erburu whose benefits under the SERP are already fully vested under the arrangements described on page 31 and so would not be affected by a change of control), shall be fully vested and each such participant shall be entitled to receive his or her benefits under the SERP commencing upon termination of employment, provided that any such benefit commencing prior to age 65 shall be actuarially reduced to reflect its commencement prior to age 65.

    The Company has established an ERISA excess retirement plan (the "Excess Plan") to provide pension benefits for certain employees including officers of the Company. The Excess Plan provides that each participant will receive benefits thereunder equal to the difference between the amount such participant is entitled to receive under the Pension Plan and the amount he or she would have been entitled to receive without regard to the maximum limitations imposed by the Internal Revenue Code. Participants will be vested under the Excess Plan under the same vesting provisions as the Pension Plan. The Excess Plan is unfunded.

                            TERMINATION ARRANGEMENTS

    The Company has an agreement with Mr. Otis Chandler, a director of the Company, under which he received a salary at the rate of $300,000 per year until November 30, 1992, the date of his retirement as an employee of the Company. Following termination of his active employment, Mr. Chandler is entitled to receive supplemental payments from the Company sufficient to provide an aggregate of $300,000 each year from (i) payments made to or for Mr. Chandler's account under the Company's Pension Plan and ESOP, and (ii) supplemental payments to be made by the Company. That agreement also provides for payment of supplemental benefits to Mr. Chandler's widow following his death sufficient to provide her, from her survivor's annuity under the Company's Pension Plan and a supplemental benefit from the Company, an aggregate of one-half of the amount Mr. Chandler is entitled to receive after termination of his active employment. Mr. and Mrs. Chandler are also entitled to continuation of life insurance on Mr. Chandler's life and medical and dental coverage provided for certain active and retired officers.

    The Company entered into an agreement with Mr. Erburu under which he agreed to give the Company two years advance notice if he should decide to retire before his normal retirement date in 1995. If he should elect early retirement and give such advance notice, he shall continue to serve as Chairman of the Board and Chief Executive Officer of the Company, and will receive salary, bonus-incentive compensation, benefits and other perquisites appropriate for that office until he retires on his planned retirement date or an earlier date chosen by the Company. The agreement also provides that if Mr. Erburu's employment is terminated prior to August 14, 1993 by retirement or for any other reason except death or total disability, the Company will repurchase all shares of the Company's restricted stock sold and issued to Mr. Erburu which are still subject to restrictions on the date he ceases to be an employee of the Company. If Mr. Erburu gives the advance notice referred to above and complies with other conditions of the agreement or if his employment is terminated by the Company under any circumstances other than those referred to above, he will be entitled to commence receiving retirement benefits under the SERP described on pages 29 and 30 (without diminishment because of early commencement) and under the Pension Plan (actuarially reduced to reflect any early commencement of benefits), will be entitled to receive supplemental compensation in lieu of benefits he otherwise would have received from restricted stock issued and still subject to restrictions upon termination of his employment, and will be entitled to receive all other benefits for which retired Company officers are eligible. If Mr. Erburu gives the advance notice referred to above and his employment is terminated by the Company prior to his planned retirement date, he will be entitled to receive additional payments under a consulting agreement at his salary rate in effect upon termination of his employment for a period extending at least through his planned retirement date.

                             REVOCATION OF PROXIES

    Any shareholder may revoke a proxy by written notice of revocation delivered to the Company's transfer agent, First Interstate Bank of California, P.O. Box 30042, Terminal Annex, Los Angeles, California 90030-9990, or to the Secretary of the Company at Times Mirror Square, Los Angeles, California 90053, by executing another proxy bearing a later date, or by voting the shares in person at the meeting of shareholders.

                              1995 ANNUAL MEETING

    Shareholder proposals must be received by the Company on or before November 21, 1994 to be considered for inclusion in the proxy statement and presentation at the 1995 Annual Meeting of Shareholders, which is expected to be held on May 2, 1995.

                                    GENERAL

    The cost of soliciting proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of stock through brokers, dealers, banks, voting trustees, custodians, nominees and other like parties and the Company will reimburse such parties for their charges and expenses in connection therewith at the rates approved by the New York Stock Exchange. The Company has retained D.F. King & Co. to assist in the solicitation of proxies. D.F. King & Co. may solicit proxies by mail, telephone, telegraph and personal solicitation, and will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Series A Common Stock of record to forward proxy soliciting material to the beneficial owners of such shares. For these services, the Company will pay D.F. King & Co. a fee estimated not to exceed $16,500, plus reimbursement of expenses. In addition, following the original mailing of the proxy soliciting material, directors, officers and regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview, for which they will receive no additional compensation.

                                                                O. JEAN WILLIAMS
                                                                       Secretary
March 21, 1994

                                                                      APPENDIX A

                                THE TIMES MIRROR
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

    1. PURPOSE OF PLAN. The purpose of the Times Mirror Non-Employee Director Stock Option Plan (the "Plan") is to provide for the receipt by the Non-Employee Directors of the Company of all or a portion of their directors fees in the form of stock options in order to further align their interests with those of the shareholders by increasing their proprietary interests in the Company.

    2.  DEFINITIONS.

    (a) "Committee" means the Executive Personnel and Compensation Committee of the Company's Board of Directors.

    (b) "Company" means The Times Mirror Company and any successor-in-interest.

    (c) "Effective Date" means the first business day of the full calendar quarter of the year following the date on which the election form is received by the Company.

    (d) "Fair Market Value" means the mean between the high and low market prices for Series A common stock reported for that date on the composite tape for securities listed on the New York Stock Exchange, or, if the Series A common stock is not traded on the New York Stock Exchange, then for the next preceding date on which the Series A common stock was traded on the New York Stock Exchange.

    (e) "Grant Date" means the first business day in each of the months of January and July.

    (f) "Initial Grant Date" means the first Grant Date which is at least six months after the Effective Date.

    (g) "Non-Employee Director" means all members of the Company's Board of Directors who are not current employees of the Company or any of its subsidiaries.

    3. ELIGIBILITY. All Non-Employee Directors are eligible to participate in the Plan.

    4. SHARES AVAILABLE. There are hereby reserved for issuance under the Plan 200,000 shares of Times Mirror Series A Common Stock, $1 par value (the "Series A Stock").

    5. ELECTION OF STOCK OPTIONS. Each individual elected, reelected or continuing as a Non-Employee Director may elect to take a portion or all of his/her annual retainer, committee fees and/or meeting fees in the form of stock options as provided hereunder.

    6. METHOD OF ELECTING STOCK OPTIONS. In order to receive stock options under the Plan, the Non-Employee Director must complete and deliver to the Company a written election form on which he/ she designates the type and percent of fees and/or annual retainer to be received in the form of stock options (the "Election Percent"). Such an election will become effective on the Effective Date. The election shall be irrevocable unless modified or revoked as provided in this paragraph. In order to modify or revoke an election, the Non-Employee Director must complete and deliver to the Company a Change of Election form providing that said modification or revocation shall be effective with respect to the annual retainer and/or fees payable on or after the first calendar quarter of the year which begins at least six months following the date the Company receives the Change of Election form.

    7. OPTION AGREEMENT. Each stock option granted under the Plan shall be evidenced by a written Stock Option Agreement which shall be executed by an authorized officer of the Company and the Non-Employee Director. Such Agreement shall contain provisions regarding (a) the number of shares of Series A Stock which may be issued upon exercise of the Option, (b) the purchase price of the shares and the means of payment for the shares, (c) the term of the option, (d) such terms and conditions of exercise as may be determined from time to time by the Committee, (e) restrictions on transfer of the option and forfeiture provisions, as may be determined by the Committee, provided that each option shall be exercisable only by the Non-Employee Director during his or her lifetime or by his/her guardian, conservator or other legal representative and shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a valid qualified domestic relations order, and (f) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.

    8.  OPTION FORMULA.

    (a) FORMULA. The number of shares underlying stock options granted to any eligible Non-Employee Director who has elected to receive stock options in lieu of all or a portion of his/her annual retainer, committee and/or meeting fees shall be equal to the whole number (with any fractional interests rounded up to the next highest whole number) determined by dividing the total amount of the annual retainer, committee fees, and/or meeting fees for which the election is made by the number resulting from the application of the Black-Scholes option pricing model to an option for one share of Series A Stock as determined on the Initial Grant Date or the Grant Date, whichever is applicable. In applying the Black-Scholes option pricing model the following variables shall apply: the risk free rate of return shall be the long-term Treasury bill rate in effect on the Grant Date or Initial Grant Date; the assumed dividend rate shall be that in effect on the Grant Date or Initial Grant Date; the volatility shall be determined on the basis of the Series A Stock's volatility over the four calendar quarters preceding the Grant Date or Initial Grant Date; and any other variables as may be established by the Committee.

    (b) APPLICATION TO FEES. On the Initial Grant Date, the amount of the annual retainer, committee fees and/or meeting fees to be received in the form of stock options shall be the Election Percent multiplied by the amount of such fees payable for the period from the Effective Date to the Initial Grant Date. On each Grant Date following the Initial Grant Date, the amount of the annual retainer, committee fees and/or meeting fees to be received in the form of stock options shall be the Election Percent multiplied by the amount of such fees payable for the period through such Grant Date since the Initial Grant Date or the previous Grant Date, as applicable.

    9. OPTION PRICE. Only nonqualified stock options may be granted under the Plan. The price per share of the shares subject to each option granted under the Plan shall not be less than 100% of the Fair Market Value of such stock on the date the stock option is granted.

    10. VESTING AND OPTION TERM. Stock options granted under the Plan shall be fully exercisable as of the date granted. Each stock option granted under the Plan shall expire on the tenth anniversary of the date such option was granted.

    11. MANNER OF EXERCISE. All or a portion of an exercisable option shall be deemed exercised upon delivery to the Secretary of the Company at the Company's principal office in Los Angeles, California all of the following: (i) a written notice of exercise specifying the number of shares to be purchased signed by the Non-Employee Director or other person then entitled to exercise the option, (ii) full payment of the exercise price for such shares by any of the following or combination thereof (a) cash, (b) certified or cashier's check payable to the order of The Times Mirror Company, (c) the delivery of whole shares of Series A Stock or the Company's Series C common stock owned by the option holder, or (d) by requesting that the Company withhold whole shares of Series A Stock then issuable upon exercise of the option (for purposes of such a transaction the value of shares of either Series A Stock or the Company's Series C common stock shall be deemed to equal the Fair Market Value of the stock on the date of the exercise of the option), (iii) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations, (iv) in the event that the option shall be exercised pursuant to Paragraph 16 by any person or persons other than the Non-Employee Director, appropriate proof of the right of such person or persons to exercise the option, and (v) such representations and documents as the Committee, in its sole discretion, deems necessary or advisable.

    12. ISSUANCE OF SHARES. No shares shall be issued and delivered upon exercise of any option unless and until (a) in the opinion of the Company's legal counsel, any applicable registration requirements of the Securities Act of 1933, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with, (b) the lapse of such reasonable time period following the exercise of the option as the Committee may deem necessary for administrative convenience, and (c) the receipt by the Company of full payment for such shares.

    13. CESSATION OF SERVICE. Upon cessation of service as a Non-Employee Director, for whatever reason, any and all stock options owed to the Non-Employee Director, but which have not been granted as of the date of cessation of service, for services rendered by the Non-Employee Director since the Initial Grant Date or Grant Date immediately preceding the date of cessation of service, shall be promptly granted and shall remain exercisable until the expiration of the term of the option. In addition, all stock options held by the Non-Employee Director as of the date of cessation of service may be exercised by the Non-Employee Director or his/her heirs or legal representatives until the expiration of the option term.

    14. ADMINISTRATION AND AMENDMENT OF THE PLAN. The Plan shall be administered by the Committee. The Plan may be terminated, suspended or amended by the Committee as it deems advisable. However, no amendment, termination or suspension may revoke or alter in any manner adverse to the Non-Employee Director any stock options then outstanding or due and owing to a director but not yet granted, nor may the Plan be amended without shareholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), or any other requirement of applicable law or regulation.

    15. TERM OF PLAN. The Plan shall expire on the tenth anniversary of its effective date. No stock option may be granted under the Plan thereafter but stock options granted prior thereto shall continue to be exercisable and may be exercised according to their terms.

    16. NONTRANSFERABILITY. No stock option granted under this Plan shall be transferred, assigned, pledged or hypothecated in any way, whether by operation of law (including bankruptcy) or otherwise except pursuant to a will or the laws of descent and distribution or pursuant to a valid qualified domestic relations order. During the Non-Employee Director's lifetime, a stock option may be exercised only by the Non-Employee Director or the Non-Employee Director's guardian or legal representative.

    17. CHANGES IN CAPITALIZATION. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, spin-off, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, appropriate adjustments in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by, and in the option price of outstanding stock options under this Plan shall be made so as to preserve the value of such options.

    18. COMPLIANCE WITH SEC REGULATIONS. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act, and any regulations promulgated thereunder. If any provision of the Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of stock options under the Plan shall be executed in accordance with the requirements of Section 16 of the Act, as amended and any regulations promulgated thereunder. To the extent that any of the provisions contained herein do not conform with Rule 16b-3 of the Act or any amendments thereto or any successor regulation, then the Committee may make such modifications so as to conform the Plan and any stock options granted thereunder to the Rule's requirements.

    19. RIGHT TO SERVICE. Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted a stock option under the Plan. Neither the Plan nor any action pursuant thereto shall be construed as giving any Non-Employee Director a right to be retained in the service of the Company. The adoption of this Plan shall not affect any other compensation, retirement or other benefit plan or program in effect for the Company.

    20.  EFFECTIVE DATE.   The Plan, which  is subject to shareholder  approval,
shall be effective May 3, 1994 or such other date as shareholder approval is obtained.

    21. VALIDITY. In the event that any provision of the Plan or any related agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of the Plan or any related agreement.

    22. INUREMENT OF RIGHTS AND OBLIGATIONS. The rights and obligations under the Plan and any related agreements shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Non-Employee Directors and their beneficiaries.

    23. TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

    24.   GOVERNING  LAW.   The  Plan  and  any agreements  hereunder  shall  be
administered, interpreted and enforced under the laws of the State of Delaware.

    25. ARBITRATION. Any claim, dispute or other matter in question of any kind relating to the Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.

            TIMES MIRROR

TIMES MIRROR SQUARE, LOS ANGELES, CALIFORNIA 90053

   TIMES MIRROR

     NOTICE OF
     ANNUAL
     MEETING
     AND
     PROXY
     STATEMENT

 TIME  TUESDAY, MAY 3, 1994
       AT 9:30 IN THE MORNING
PLACE  HARRY CHANDLER AUDITORIUM
       TIMES MIRROR SQUARE
       FIRST AND SPRING STREETS
       IN LOS ANGELES

                          APPENDIX TO PROXY STATEMENT

PROXY STATEMENT:

    In the printed version, the top line of the front cover page, the top line of the back cover page, and the second line from the bottom of the back cover page contain the logo of The Times Mirror Company. A picture of each director is depicted under the section entitled "Election of Directors" on pages 2 through
7. The stock price performance graph on page 27 was filed with the Commission on March 21, 1994 under Form SE.

FORM OF PROXY:

    In the printed version, on the front side of the form of proxy for non-employee shareholders, on the first line, in the center, the logo of The Times Mirror Company is depicted.

                                                                          [LOGO]
P

                         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- MAY 3, 1994 The undersigned, revoking all prior proxies, hereby appoints ROBERT F.
     ERBURU and DAVID LAVENTHOL, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Series A Common Stock and Series C Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Times Mirror Company to be held in Los
R
     Angeles, California on May 3, 1994 at 9:30 a.m., Pacific Daylight Time, or at any adjournment thereof, upon such business as may properly come before the meeting or any adjournment thereof including, without limiting such general authorization, the following proposals described in the accompanying proxy statement:

     1. ELECTION OF DIRECTORS
O

      / / FOR ALL NOMINEES LISTED                       / / WITHHOLD AUTHORITY
         (Except as marked to the contrary below)         to vote for all of the nominees listed below

        CLASS II: John E. Bryson, Bruce Chandler, Dr. Alfred E. Osborne, Jr.,
                     William Stinehart, Jr., Dr. Edward Zapanta

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   WRITE THAT NOMINEE'S NAME BELOW)
X
     ___________________________________________________________________________
     2. FOR / /    AGAINST / /    ABSTAIN / /  approval of Non-Employee Director
                                               Stock Option Plan.
     3. FOR / /    AGAINST / /    ABSTAIN / /  ratifying the appointment of
                                               Ernst & Young as Independent
                                               Auditors for the Company and its
                                               subsidiaries.
Y

                                SERIES A AND SERIES C
                                   (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)
    UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                                       The   undersigned   agree
                                                   that said proxies may vote in
                                                   accordance with their
                                                   discretion  with  respect  to
                                                   any  other matters  which may
                                                   properly  come   before   the
                                                   meeting.  Should  any nominee
                                                   for director become
                                                   unavailable, discretionary
                                                   authority  is  conferred   to
                                                   vote  for  a  substitute. The
                                                   undersigned  instructs   such
                                                   proxies  to vote  as directed
                                                   on the reverse side.

SERIES A      THIS   PROXY   SHOULD   BE
SERIES C      DATED,   SIGNED   BY   THE
              SHAREHOLDER   EXACTLY   AS
              PRINTED  AT  THE  LEFT AND
              RETURNED PROMPTLY  IN  THE
              ENCLOSED ENVELOPE. PERSONS
              SIGNING   IN  A  FIDUCIARY
              CAPACITY SHOULD SO
              INDICATE.

                                                      DATED  ............ , 1994

                                                       .........................
                                                             (SIGNATURE)
                                                       .........................
                                                             (SIGNATURE)

/ / I PLAN TO ATTEND THE MEETING.             / / PLEASE SEND PARKING CARD.

     TO: Bank of America, NT&SA
     Trustee for The Times Mirror Savings Plus Plan
                 and
     James F. Guthrie, James R. Simpson and Thomas Unterman, Trustees for The Times Mirror Employee Stock Ownership Plan
P

         Please vote all shares of Times Mirror Series A and Series C Common Stock held in my account under The Times Mirror Savings Plus Plan (including PAYSOP) and all such shares allocated to my account under The Times Mirror Employee Stock Ownership Plan as follows:
      IMPORTANT: PLEASE MARK BOXES TO GIVE VOTING INSTRUCTIONS (SEE NOTE BELOW)
R
     1. ELECTION OF DIRECTORS

      / / FOR ALL NOMINEES LISTED                     / / WITHHOLD AUTHORITY
         (Except as marked to the contrary below)       to vote for all of the nominees listed below

        CLASS II: John E. Bryson, Bruce Chandler, Dr. Alfred E. Osborne, Jr.,
                     William Stinehart, Jr., Dr. Edward Zapanta
O
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                   WRITE THAT NOMINEE'S NAME BELOW)
     ___________________________________________________________________________
     2. FOR / /    AGAINST / /    ABSTAIN / /  approval of Non-Employee Director
                                               Stock Option Plan.
X
     3. FOR / /    AGAINST / /    ABSTAIN / /  ratifying the appointment of
                                               Ernst & Young as Independent
                                               Auditors for the Company and its
                                               subsidiaries.

Y
             Please sign exactly as imprinted on reverse                              Date

     NOTE: YOUR VOTING INSTRUCTIONS ARE SOLICITED FOR SHARES IN YOUR SAVINGS PLUS PLAN ACCOUNT (INCLUDING PAYSOP) AND SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP. ALL SUCH SHARES WILL BE VOTED AS YOU DIRECT, BUT IF YOU FAIL TO RETURN YOUR INSTRUCTIONS YOUR SHARES MAY BE VOTED AT THE DISCRETION OF THE TRUSTEES.

TO: Participants in The Times Mirror Savings Plus Plan and The Times Mirror Employee Stock Ownership Plan

    The Times Mirror Savings Plus Plan (the "SPP") and The Times Mirror Employee Stock Ownership Plan (the "ESOP") provide that the Trustees shall vote all shares of Times Mirror Common Stock held in the SPP (including PAYSOP) and all shares allocated to participants' accounts under the ESOP at any meeting of shareholders of the Company in accordance with written instructions from the participants. PLEASE MARK YOUR VOTING INSTRUCTIONS for the May 3, 1994 Annual Meeting of Shareholders or any adjournment thereof in the spaces provided on the reverse side of this card, sign and date the form and return it to the Company's transfer agent in the enclosed postage prepaid envelope. PLEASE RETURN THIS CARD PROMPTLY.

                                                     THE TRUSTEES

                                                     YOU   MAY   RECEIVE   OTHER
                                                     INSTRUCTION CARDS FOR
                                                     SHARES  REGISTERED   IN   A
                                                     DIFFERENT  MANNER.  IF  SO,
                                                     PLEASE SIGN AND RETURN  ALL
                                                     SUCH  INSTRUCTION  CARDS IN
                                                     THE ENCLOSED ENVELOPE.

                             SERIES A AND SERIES C